UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

iMedia Brands, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IMBI	The Nasdaq Stock Market, LLC
8.50% Senior Notes due 2026	IMBIL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 20, 2022, EP Properties, LLC, a Minnesota limited liability company (“EPP”), and VVI Fulfillment Center, Inc., a Minnesota corporation (“VVIF”, and together with EPP, “Sellers” and individually a “Seller”), both wholly owned subsidiaries of iMedia Brands, Inc. (the “Company”), entered into a purchase and sale agreement (the “Purchase Agreement”) with Pontus Net Lease Advisors, LLC (“Purchaser”), pursuant to which the parties agreed to consummate a sale and leaseback transaction (the “Sale and Leaseback Transaction”). Under the terms of the Purchase Agreement, EPP agreed to subdivide its property located in in the City of Eden Prairie, Minnesota (the “Shady Oak Property”), into two lots and sell one such lot to Purchaser, and VVIF agreed to sell, transfer, and convey its interest in certain properties located in Warren County, Kentucky (the “Kentucky Property”, and together with the Shady Oak Property, the “Real Property”) to Purchaser, for a total purchase price of $48,000,000. The gross proceeds to be received by the Sellers will be reduced by transaction commissions and expenses incurred in connection with the sale.

In connection with the Sale and Leaseback Transaction, the Company and Purchaser shall engage in good faith negotiations to draft and agree upon a triple-net master lease agreement (the “Lease Agreement”) pursuant to which the Company will lease back the Real Property from Purchaser. If Purchaser and the Company have not agreed in writing on the final form of the Lease Agreement within 40 days of the execution of the Purchase Agreement, either Purchaser or Sellers may terminate the Purchase Agreement.

The Company anticipates that the close of the Sale and Leaseback Transaction will occur in the quarter ending January 28, 2023, subject to satisfaction of certain closing conditions as described in the Purchase Agreement. The Purchase Agreement does, and it is anticipated that the Lease Agreement will, contain certain representations, warranties, covenants, obligations, conditions, indemnification provisions and termination provisions customary for sale and leaseback transactions

The foregoing summary of the Purchase Agreement is qualified by reference to the full text of the Purchase Agreement which is attached to this Current Report on Form 8-K as Exhibit 10.1, and which is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information included in Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Purchase and Sale Agreement and Joint Escrow Instructions (Multi-State) dated December 20, 2022 by and between EP Properties, LLC, VVI Fulfillment Center, Inc., and Pontus Net Lease Advisors, LLC*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and attachments to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and attachments upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2022	iMedia Brands, Inc.

	By:	/s/ Thomas Zielecki
Thomas Zielecki
Chief Financial Officer